UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 27, 2016

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Tonix Pharmaceuticals Holding Corp. (the “Company”) voted, effective May 27, 2016, to amend and restate the Company’s bylaws (the “Bylaws”). The following is a summary of changes effected by adoption of the third amended and restated Bylaws, which summary is qualified in its entirety by reference to the Third Amended and Restated Bylaws, which is filed as Exhibit 3.01 hereto and incorporated by reference in its entirely into this Item 5.03.

In addition to the amendments summarized below, the amendment and restatement to the Bylaws reflects certain non-substantive changes to conform to current provisions of Nevada law and to improve style and readability.

Article II – Meetings of Stockholders

•	The provision relating to what standard of voting is required to approve matters submitted to the stockholders has been amended to clarify that any proposal (other than an election of directors) shall be decided by the vote of the holders of a majority of votes cast at the meeting, subject to any higher standards required by applicable law, the Company’s articles of incorporation of the Bylaws. The clarification is to be consistent with the default standard under Nevada law. Election of directors will continue to be by plurality vote. (Section 2.7)

•	The provision relating to proxies has been amended to state that proxies cannot be voted upon after six months from its date of creation, unless the proxy provides for a longer period, so that the amount of time is consistent with Nevada law. (Section 2.8)

•	The provision relating to list of stockholders of record entitled to vote has been amended to provide clarity that the complete list is of stockholders of record and to add that such list shall be the only evidence as to who are the stockholders entitled to vote at any meeting of stockholders. (Section 2.10)

Article III – Directors

•	The provision relating to the number of directors was amended to provide for a maximum of nine members of the board of directors, to be consistent with the Company’s articles of incorporation. (Section 3.1)

•	The provision relating to the approval of transactions with interested directors was amended to remove references to the provisions being subject to a specific section of Nevada law. The bylaw provision already mirrors the statutory safe harbor language in the Nevada law section, and the Company believes that future changes to the Nevada law section could result in unnecessary confusion. (Section 3.12)

•	The provision setting forth the duty of care required by the Company’s directors and officers has been eliminated. The language used in the prior version of the Bylaws was slightly different than the language contained in the statutory provisions of Nevada law, and the provision itself was unnecessary since the statutory provisions govern. In addition, the Company felt that retaining the provision and the potential differences between the Bylaws and Nevada law could be unnecessarily abused in litigation. The Company’s directors and officers will continue to be required to uphold the highest duty of care as required by Nevada law.

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Article IV – Officers

•	The provision relating to the removal of officers was amended to remove a “best interests of the Corporation” standard, as the provision already allows removal of an officer “with or without cause”. The board of directors, in exercising its authority to remove any officer, already is required to exercise their fiduciary duties in taking action, and the Company felt that this standard cause be unnecessarily abused in litigation. (Section 4.4)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.01	Third Amended and Restated Bylaws of Tonix Pharmaceuticals Holding Corp., effective as of May 27, 2016.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 3, 2016	By: /s/ BRADLEY SAENGER
Bradley Saenger
Chief Financial Officer

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